Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-81691 and No. 33-48578) pertaining to the First Data Corporation Incentive Savings Plan of our report dated June 13, 2003, with respect to the financial statements and supplemental schedule of the First Data Corporation Incentive Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/    Ernst & Young LLP

Denver, Colorado

June 27, 2003